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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 dated February 25, 1998 and the Prospectus Supplement thereto (File #333-46849) of our report dated February 3, 1999 included in U.S. Home Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our firm included in such registration statement.


                                   /s/ Arthur Andersen LLP



Houston, Texas
February 17, 1999